                   SECOND AMENDED AND RESTATED COMPANY PLEDGE
                    AND SECURITY AGREEMENT (ESOP COLLATERAL)


          SECOND AMENDED AND RESTATED COMPANY PLEDGE AND SECURITY AGREEMENT (ESOP COLLATERAL), dated as of May 2, 1994 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, this "Agreement") made by CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Company"), to Bankers Trust Company, a New York banking corporation, in its capacity as Collateral Agent (as hereinafter defined) for the Secured Parties (as hereinafter defined). Certain capitalized terms are defined in Article VIII hereof.


                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the parties hereto (or their predecessors) entered into the Pledge and Security Agreement (ESOP Collateral) dated as of September l, 1988, as amended, which was amended and restated by the Amended and Restated Company Pledge and Security Agreement (ESOP Collateral) dated as of July 21, 1992 (the "1992 Pledge and Security Agreement (ESOP Collateral)") in favor of the Collateral Agent, the Lenders and the Issuing Banks (as defined in the 1992 Pledge and Security Agreement (ESOP Collateral)), and now desire to amend and restate such agreement in its entirety; and

          WHEREAS, the Company (as successor to WAF Acquisition Corporation, a Delaware corporation), certain of the Lenders, Bankers Trust Company, as Agent, Wells Fargo Bank, National Association and Bank of America National Trust and Savings Association, as co-agents (the "Original Co-Agents") entered into that certain Credit Agreement dated as of September l, 1988 which was amended and restated by the Amended and Restated Credit Agreement dated as of July 21, 1992 (the "1992 Company Credit Agreement"), which is being amended and restated by the Second Amended and Restated Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Company Credit Agreement"), pursuant to which certain of the Lenders made certain loans and commitments to the Company, the terms of which are being amended and restated pursuant to the Company Credit Agreement; and

          WHEREAS, pursuant to the terms and conditions of the Company Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Company; and

          WHEREAS, certain Subsidiary Borrowers, certain of the Lenders, the Agent and the Original Co-Agents entered into a Credit Agreement, dated as of September 1, 1988 which was amended and restated by the Amended and Restated Subsidiary Credit Agreement dated as of July 21, 1992 (the "1992 Subsidiary Credit Agreement"; and, together with the 1992 Company Credit Agreement, the "1992 Credit Agreements") party thereto which is being amended and restated by the Second Amended and Restated Subsidiary Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Credit Agreement"; and, together with the Company Credit Agreement, each a "Credit Agreement" and collectively the "Credit Agreements"), pursuant to which certain of the Lenders made certain loans and commitments to, and participated in certain letters of credit for the benefit of, the Subsidiary Borrowers, the terms of which are being amended and restated pursuant to the Subsidiary Credit Agreement; and

          WHEREAS, pursuant to the terms and conditions of the Subsidiary Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Subsidiary Borrowers; and

          WHEREAS, the Company has executed and delivered a Guaranty dated as of September 1, 1988 which was amended and restated by the Amended and Restated Guaranty dated as of July 21, 1992 which is being amended and restated by the Second Amended and Restated Guaranty dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Company Guaranty"), pursuant to which the Company has agreed to guarantee all of the

Obligations (as defined in the Subsidiary Credit Agreement) of each Subsidiary Borrower under the Subsidiary Credit Agreement; and

          WHEREAS, the Company and South Carolina National Bank, on behalf of the Charter Medical Corporation Employee Stock Ownership Plan (the "ESOP") and the related trust (the "Trust"), entered into the Company/ESOP Mirror Credit Agreement dated as of September 1, 1988, as amended and restated on July 21, 1992 and as amended on the date hereof (as the same may be further amended, supplemented or modified from time to time, the "Company/ESOP Mirror Credit Agreement") pursuant to which the Company made a loan in the aggregate principal amount of $275,000,000 (the "ESOP Mirror Loan") to the ESOP, which loan is evidenced by the Company/ESOP Mirror Note; and

          WHEREAS, the Company and South Carolina National Bank, on behalf of the ESOP and the Trust, entered into the Company/ESOP Non-Mirror Tranche B Credit Agreement dated as of September 1, 1988, as amended and restated on July 21, 1992 and as amended on the date hereof (as the same may be further amended, supplemented or modified from time to time, the "Company/ESOP Non-Mirror Credit Agreement"; and together with the Company/ESOP Mirror Credit Agreement, the "Company/ESOP Credit Agreements") pursuant to which the Company made a loan in the aggregate principal amount of $80,000,000 (the "ESOP Non-Mirror Loan; and together with the ESOP Mirror Loan, the "Company/ESOP Loans") to the ESOP, which loan is evidenced by the Company/ESOP Non-Mirror Note; and

          WHEREAS, the Trust used the proceeds of the Company/ESOP Loans to finance the purchase of common stock of the Company (collectively, the "Pledged Shares"); and

          WHEREAS, pursuant to pledge agreements, each dated as of September l, 1988 (and all amendments and restatements thereof) between the Trust and the Company (the "Company/ESOP Pledge Agreements"), the Trust pledged to the Company the Pledged Shares as collateral for its obligations in respect of the Company/ESOP Loans, the Company/ESOP Credit Agreements and the Company/ESOP Notes; and

          WHEREAS, it was a condition precedent to the incurrence of loans and the participation in letters of credit under the 1992 Credit Agreements that the Company execute and deliver to the Collateral Agent the 1992 Pledge and Security Agreement (ESOP Collateral) and it is a condition precedent to the incurrence of loans and the issuance of letters of credit under the Credit Agreements that the Company execute and deliver to the Collateral Agent this Agreement; and

               WHEREAS, (a) the Senior Secured Notes (as defined in the 1992 Company Pledge and Security Agreement (ESOP Collateral)) have been irrevocably paid in full; (b) each Issuing Bank has agreed, among other things, that the Reimbursement Agreements (as defined in the 1992 Pledge and Security Agreement (ESOP Collateral)) to which it is a party (other than the Credit Documents to the extent the same could be considered Reimbursement Agreements) shall no longer be entitled to the security interests and other benefits of this Agree-ment; and (c) the Intercreditor Agreement (as defined in the 1992 Pledge and Security Agreement (ESOP Collateral)) has been terminated, except for the appointment by the Lenders of Bankers Trust Company as Collateral Agent, which appointment has been ratified and confirmed in the Credit Agreements;

          NOW, THEREFORE, in consideration of the benefits accruing to the Company the receipt and sufficiency of which are hereby acknowledged, the Company hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:


                                    ARTICLE I
                               SECURITY INTERESTS

          1.1 SECURITY FOR OBLIGATIONS ETC. This Agreement is for the benefit of the Secured Parties to secure the payment in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations.

          1.2  ASSIGNMENT AND PLEAGE.

               (a) ASSIGNMENT. The Company hereby assigns to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in, all of the Company's right, title and interest in, to and under the following (the "Assigned Collateral"): (i) the Company/ESOP Credit Agreements, the Company/ESOP Pledge Agreements, any other security agreement and other contracts securing the Company/ESOP Notes or Company/ESOP Loans or entered into in connection there with and all rights now or hereafter existing in, to and under all such Company/ESOP Credit Agreements, Company/ESOP Pledge Agreements, other security agreements and other such contracts as the same may be amended, restated, supplemented or otherwise modified from time to time (as so amended, restated, supplemented or modified, the "Assigned Agreements") and (ii) all Proceeds of any and all of the foregoing.

               (b) PLEDGE. The Company hereby pledges and deposits with the Collateral Agent the Company/ESOP Notes and delivers to the Collateral Agent the Company/ESOP Notes accompanied by assignment forms duly executed in blank by the Company, and hereby assigns, transfers, hypothecates and sets over to the Collateral Agent, and grants to the Collateral Agent a security interest in, all of the Company's right, title and interest in, to and under the following, whether now owned or hereafter acquired by the Company, all for its benefit and the benefit of the Secured Parties (the "Pledged Collateral") (the Assigned Collateral and the Pledged Collateral being referred to collectively herein as the "Collateral"):

                    (i) the Company/ESOP Notes and, subject to the provisions of Section 3.2, all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Company/ESOP Notes; and

                    (i)  all Proceeds of the foregoing items described in clause
(i).

          (C) COLLATERAL. The security interest of the Collateral Agent under this Agreement extends to all

Collateral now existing or hereafter acquired, of the kind which is the subject of this Agreement which the Company may acquire at any time during the continuation of this Agreement.

          1.3 POWER OF ATTORNEY. The Company hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power (in the name of the Company or otherwise), upon the occurrence and during the continuance of an Event of Default, to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Company under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings, consistent with the Collateral Agent's rights under this Agreement, which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest and is irrevocable.


                                   ARTICLE II

     GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

               The Company represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

          2.1 NECESSARY FILINGS. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Company to the Collateral Agent hereby in respect of the Collateral have been accomplished and, except as otherwise provided under ERISA, the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein superior and prior to the rights of all other Persons (except for Liens permitted under the Company Credit Agreement that are prior to the security interests granted hereunder pursuant to applicable law) therein (as provided in the Uniform Commercial Code) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code as enacted in any relevant jurisdiction to perfected security interests.

          2.2 NO LIENS. The Company is, and as to Collateral acquired by it from time to time after the date hereof, the Company will be, the owner of all Collateral as to which the Company has and will maintain a first priority security interest granted by the ESOP as the owner of the Pledged Collateral (except for Liens permitted under the Company Credit Agreement that are prior to the security interests granted hereunder pursuant to applicable law). The Collateral is, and as to Collateral acquired by it from time to time after the date hereof will be, except as provided in the Credit Agreements, free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than as created under the Security Documents) and the Company shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent or any other Secured Party (except for Liens permitted under the Company Credit Agreement that are prior to the security interests granted hereunder pursuant to applicable law).

          2.3 OTHER FINANCING STATEMENTS. Except as permitted by the Company Credit Agreement, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering any interest of any kind in the Collateral and so long as any of the Obligations remain unpaid, the Company will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted to the Company and pledged hereunder or granted to the Collateral Agent by the Company hereunder.

          2.4 CHIEF EXECUTIVE OFFICE; CORPORATE NAME; RECORDS. The chief executive office of the Company is located at 577 Mulberry Street, Macon, Georgia 31298. The Company will not move its chief executive office except to such new location the Company may establish in accordance with the last sentence of this Section 2.4. The Company will not change its corporate name nor carry on business under any name other than its corporate name except after having complied with the requirements of the last sentence of this
Section 2.4. The Company shall not establish a new location for its chief executive office or change its corporate name or the name under which it presently conducts its business until (i) it shall promptly give to the Collateral Agent written notice clearly describing such new location or specifying such new corporate name, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location or such new corporate name, as the case may be, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          2.5 COLLATERAL. (a) The Company/ESOP Notes are described on Schedule I attached hereto and have been duly authorized, authenticated or issued and delivered, and are the legal, valid and binding obligations of the Trust and are not in default.

               (b) Each of the Assigned Agreements has been duly authorized, executed and delivered by each Credit Party party thereto, has not been amended, restated, supplemented or otherwise modified and is in full force and effect and is binding upon and enforceable against each Credit Party thereto in accordance with its terms. There exists no default under any of the Assigned Agreements by any of the parties thereto. The Company has delivered original copies of the Assigned Agreements to the Collateral Agent pursuant hereto.


                                   ARTICLE III


                               SPECIAL PROVISIONS
                          CONCERNING PLEDGED COLLATERAL

          3.1 MODIFICATIONS, ETC. Except as permitted by the Company Credit Agreement, the Company will not, at any time, amend, restate, supplement or otherwise modify any provision of the Company/ESOP Notes or Company/ESOP Credit Agreements. The Company will not take any action which would release or render unenforceable any of the obligations under the Company/ESOP Notes or Company/ESOP Credit Agreements other than for payment thereof.

          3.2 DISTRIBUTIONS. So long as no Event of Default shall have occurred and be continuing, all principal and interest payable in respect of the Pledged Collateral shall be paid to the Company. The Collateral Agent shall also be entitled to receive directly, and to retain as part of the Collateral:

               (a) all other or additional debt instruments and, after the occurrence and during the continuance of an Event of Default, property (including cash) paid or distributed in respect of the Pledged Collateral; and

               (a) all other or additional debt instruments and, after the occurrence and during the continuance of an Event of Default, property (including cash) which may be paid in respect of the Pledged Collateral by reason of any disposition of Collateral.


                                   ARTICLE IV

                               SPECIAL PROVISIONS
                         CONCERNING ASSIGNED AGREEMENTS

          4.1 ASSIGNMENT OF RIGHTS. The Company hereby assigns, transfers, delivers, pledges and sets over to the Collateral Agent, and grants to the Collateral Agent a security interest in, all of its right, title and interest in and to each and all of the Assigned Agreements, including but not limited to:

               (a) all payments due and to become due under any Assigned Agreement, whether as contractual obligations, damages or otherwise;

               (b) all of its claims, rights, powers, or privileges and remedies under any Assigned Agreement; and

               (c) all of its rights under any Assigned Agreement to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Assigned Agreement to demand, receive, enforce, collect or receipt for any of the foregoing rights or any property the subject of any of the Assigned Agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which (in the opinion of the Collateral Agent) may be necessary or advisable in connection with any of the foregoing (the Assigned Agreements, together with all of the foregoing in this Section 4.1, the "Assigned Agreement Rights"); PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, the Company may exclusively exercise all of the Company's rights, powers, privileges and remedies under the Assigned Agreements, provided that without the prior written consent of the Collateral Agent, the Company will not enter into any amendment, modification, waiver or termination of any provision of the Assigned Agreements other than those which do not have a material adverse effect on the value of such Assigned Agreement; PROVIDED, HOWEVER, that the Company will give the Collateral Agent written notice of any such amendment, modification, waiver or termination not requiring the prior written consent of the Collateral Agent hereunder.

          The Company hereby grants the Collateral Agent full power and authority to take all actions as the Collateral Agent deems necessary or advisable to forever defend the title to the Assigned Agreement Rights against the claims and demands of any Person in the event the Company fails to do so. Furthermore, the Company hereby covenants and agrees to execute and deliver to the Collateral Agent such other and further instruments of transfer, assignment and conveyance, and all such other documents and instruments as may be reasonably requested by the Collateral Agent more fully to transfer, assign and convey to and vest in the Agent the Assigned Agreement Rights hereby transferred, assigned and conveyed or intended to be so.

          4.2 PERFORMANCE OF ASSIGNED AGREEMENTS. The Company will at its expense (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce each of the Assigned Agreements in accordance with its terms, and take all such reasonable action to such end as may be from time to time requested by the Collateral Agent; and

(ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by the Company under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Collateral as the Collateral Agent may reasonably request and (B) upon request of the Collateral Agent make to any party thereto such demands and requests for information and reports or for action as the Company is entitled to make under the Assigned Agreements.


                                    ARTICLE V

                               FURTHER ASSURANCES

          The Company will not do anything to materially impair the rights of the Collateral Agent in the Collateral. The Company will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral. The Company agrees to sign and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid and enforceable security interest in the Collateral superior to and prior to the rights of all other Persons therein (as provided in the Uniform Commercial Code) and the other rights and security contemplated hereby in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions. The Company will pay any applicable filing fees and related expenses. To the extent permitted by applicable law, the Company authorizes the Collateral Agent to file any such financing statements without the signature of the Company and to sign such financing statement on behalf of, and in the name of, the Company.

                                   ARTICLE VI

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

          6.1 REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. The Company agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent shall be entitled to exercise all rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction to enforce the assignments and security interests contained herein, and, to the extent permitted by law, the Collateral Agent may:

               (a) exercise any and all rights, powers and remedies of the Company under or in connection with the Pledged Collateral or the Assigned Agreements or otherwise in respect of the Assigned Collateral, including, without limitation, any and all rights of the Company to demand, otherwise require or receive payment of any amount under, or performance of any provision of, the Assigned Agreements;

               (b) receive all payments under, in connection with or otherwise in respect of the Collateral which are otherwise payable to the Company; all payments received by the Company under or in connection with or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Company and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement);

               (c) exercise, with respect to the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in any relevant jurisdiction at that time, and the Collateral Agent may also in its sole discretion, without notice except as specified below at any time or from time to time, sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker's board or at any of the Collateral

Agent's offices or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Company), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine. The Collateral Agent agrees that to the extent that notice of sale shall be required by law that at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent or any Secured Party, may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

               (d) transfer all or any part of the Collateral into the Collateral Agent's name or the name of its nominee or nominees;

               (e) settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

               (f) in respect of the Collateral, execute all such contracts, agreements, deeds, documents and instruments; to bring, defend and abandon all such actions, suits and proceedings; and to take all actions in relation to all or any part of the Collateral as the Collateral Agent in its absolute discretion may determine;

               (g) appoint managers, sub-agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section 6.1 and to dismiss the same, all as the Collateral Agent in its absolute discretion may determine; and

               (h) generally take all such other action as the Collateral Agent in its absolute discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 6.1 and which the Collateral Agent may or can do lawfully and to use the name of the Company for the purposes aforesaid and in any proceedings arising therefrom.

          6.2 DISPOSITION OF THE COLLATERAL. The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral pursuant to Section 6.1(c), to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Company would agree to do so.

          6.3 WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Company hereby further waives to the extent permitted by applicable law:

               (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

               (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

               (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Company, for itself and all who may claim under it, insofar as it or they may now or hereafter lawfully do so, hereby waives the benefit of such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Company.

          6.4 APPLICATION OF PROCEEDS; COMPANY LIABLE FOR DEFICIENCY. All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder shall be applied as follows:

               (a) first, to the payment of any and all expenses and fees (including reasonable attorney's fees) incurred by the Collateral Agent in obtaining, taking possession of, removing, storing and disposing of Collateral and any and all amounts incurred by the Collateral Agent in connection therewith or owing to the Collateral Agent hereunder.

               (b) next, any surplus then remaining, to the payment of the other Obligations; and

               (c) if the Total Commitment is then terminated, all Loans (under and as defined in each Credit Agreement) have been paid in full, no Letters of Credit or Subsidiary Letters of Credit are outstanding and no other Obligation is outstanding, any surplus then remaining shall be paid to the Company, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice (without investigation);

it being understood that the Company shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clause (a) and (b) of this Section 6.4.

          6.5 REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or under any other Credit Document or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein.

          6.6 DISCONTINUANCE OF PROCEEDINGS. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Company and the Collateral Agent shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                   ARTICLE VII

                                    INDEMNITY

          Without duplication of any amounts payable under Section 12.1 of each Credit Agreement, and any similar indemnity provision contained in any other Credit Document, the Company shall: (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Collateral Agent actually incurred in connection with the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Collateral Agent with respect thereto) of and in connection with the preparation, execution and delivery of this Agreement (including, without limitation, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom) and of the Collateral Agent actually incurred in connection with the preservation of rights under, and enforcement of, and, after an Event of Default, the renegotiation or restructuring of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Collateral Agent); (ii) pay and hold the Collateral Agent harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement and save the Collateral Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes, charges or levies; and (iii) indemnify the Collateral Agent, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all costs, losses, liabilities, claims, damages or expenses actually incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any investigation, litigation or other proceeding related to this Agreement or any transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. Notwithstanding anything in this Agreement to the contrary, the Company shall not be responsible to the Collateral Agent or any officer, director, employee, representative or agent of the foregoing (an "Indemnified Party") for any losses, damages, liabilities or expenses which result from such Indemnified Party's gross negligence or willful misconduct. It is understood that the Company shall not, in connection with any single action, suit, proceeding or claim or separate but substantially similar or related actions, suits, proceedings or claims, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at the same time for the Indemnified Parties (which firm shall be designated by the Collateral Agent) except that, if any Indemnified Party other than the Collateral Agent shall determine, in its sole discretion, that there may be a conflict in such firm representing the Collateral Agent and such Indemnified Party, then the Company shall be liable for the reasonable fees and expenses (actually incurred) of an additional firm for such Indemnified Party whose interests may be in conflict. The Company's obligations under this
Article VII shall survive any termination of this Agreement.


                                  ARTICLE VIII

                                   DEFINITIONS

          8.1 DEFINITIONS. The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined herein, including in the recital paragraphs, capitalized terms used herein and defined in the Company Credit Agreement shall be used herein as so defined.

          "Agreement" shall have the meaning specified in the first paragraph hereof.

          "Assigned Agreements" shall have the meaning specified in Section 1.2(a).

          "Assigned Collateral" shall have the meaning specified in Section 1.2(a).

          "Collateral" shall have the meaning specified in Section 1.2(b).

          "Collateral Agent" shall mean Bankers Trust Company, a New York banking corporation, in its capacity as collateral agent for the Secured Parties or any of its successors in such capacity.

          "Company Credit Agreement" shall have the meaning specified in the second "Whereas" clause of this Agreement.

          "Company/ESOP Credit Agreements" shall have the meaning specified in the eighth "Whereas" clause of this Agreement.

          "Company/ESOP Loans" shall have the meaning specified in the eighth "Whereas" clause of this Agreement.

          "Company/ESOP Mirror Credit Agreement" shall have the meaning specified in the seventh "Whereas" clause of this Agreement.

          "Company/ESOP Mirror Note" shall mean a promissory note by the ESOP, originally dated September 1, 1988, as amended by a First Amendment thereto, dated July 21, 1992, and as amended on the date hereof, evidencing the ESOP Mirror Loan as it may be amended from time to time to conform to the requirements of changes in ERISA, the Code or the rules and regulations promulgated under either thereof, or as amended in accordance with the Company/ESOP Mirror Credit Agreement.

          "Company/ESOP Non-Mirror Credit Agreement" shall have the meaning specified in the eighth "Whereas" clause of this Agreement.

          "Company/ESOP Non-Mirror Note" shall mean a promissory note by the ESOP, originally dated February 15, 1990, as amended by a First Amendment thereto, dated July 21, 1992, as restated by a Second Amended and Restated Non-Recourse Company/ESOP Non-Mirror Tranche B Note dated as of September 22, 1992, and as amended on the date hereof, evidencing the ESOP Non-Mirror Loan as it may be amended from time to time to conform to the requirements of changes in ERISA, the Code or the rules and regulations promulgated under either thereof, or as amended in accordance with the Company/ESOP Non-Mirror Credit Agreement.

          "Company/ESOP Notes" shall mean the Company/ESOP Mirror Note and the Company/ESOP Non-Mirror Note.

          "Company/ESOP Pledge Agreements" shall have the meaning specified in the tenth "Whereas" clause of this Agreement.

          "Company Guaranty" shall have the meaning specified in the sixth "Whereas" clause of this Agreement.

          "Credit Agreements" shall have the meaning specified in the fourth "Whereas" clause of this Agreement.

          "ESOP" shall have the meaning specified in the fifth "Whereas" clause of this Agreement.

          "Event of Default" shall mean and include any "Event of Default" under either Credit Agreement.

          "Indemnified Party" shall have the meaning specified in Article VII.

          "Lenders" shall mean, collectively, the financial institutions from time to time parties to either or both of the Credit Agreements.

          "1992 Company Credit Agreement" shall have the meaning specified in the second "Whereas" clause of this Agreement.

          "1992 Credit Agreements" shall have the meaning specified in the fourth "Whereas" clause of this Agreement.

          "1992 Pledge and Security Agreement (ESOP Collateral)" shall have the meaning specified in the first "Whereas" clause of this Agreement.

          "1992 Subsidiary Credit Agreement" shall have the meaning specified in the fourth "Whereas" clause of this Agreement.

          "Obligations" shall mean (a) all indebtedness, obligations, and liabilities (including without limitation, guarantees, reimbursement obligations in respect of Letters of Credit and other contingent liabilities) of the Company to any Secured Party arising under or in connection with the Credit Agreements, the Company Guaranty, this Agreement, or any other Credit Document, as the same may be amended, restated, supplemented or otherwise modified from time to time;
(b) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; and (c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Company referred to in clause (a), after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Collateral Agent and the other Secured Creditors retaking, holding, preparing for sale, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees of the Collateral Agent and the other Secured Creditors actually incurred and court costs.

          "Original Co-Agents" shall have the meaning specified in the second "Whereas" clause of this Agreement.

          "Pledged Collateral" shall have the meaning specified in Section 1.2(b) of this Agreement.

          "Proceeds" shall mean "Proceeds" as such term is defined in the Uniform Commercial Code as in effect in the State of New York.

          "Secured Parties" shall mean the Lenders, the Agent, the Co-Agent, and the Collateral Agent and their respective successors and assigns.

          "Subsidiary Credit Agreement" shall have the meaning specified in the fourth "Whereas" clause of this Agreement.

          "Total Commitment" shall mean the Total Revolving Loan Commitment.

          "Trust" shall have the meaning specified in the seventh "Whereas" clause of this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

          9.1 NOTICES. All notices and other communications hereunder shall be given to the Company, the Collateral Agent and the Trustee at the addresses and in the manner specified in the Company Credit Agreement.

          9.2 WAIVER; AMENDMENT. No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless executed in accordance with the provisions of the Credit Agreements. No notice to or demand on the Company in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

          9.3 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of either Credit Agreement, any Note, any other Credit Document or any of the other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of either Credit Agreement, any other Credit Document or any other documents, instruments or agreements referred to therein or any assignment or transfer of any thereof;
(c) any furnishing of any additional security to the Collateral Agent, the Secured Parties or their assignees or any acceptance thereof or any release of any security by the Collateral Agent, the Secured Parties or their assignees;
(d) any limitation on any party's liability or obligations under any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company or any Subsidiary of the Company, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Company shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations; or
(g) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Company.

          9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Secured Party and its permitted successors and assigns, provided that the Company may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent.

          9.5 HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          9.6 SEVERABILITY. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.7 GOVERNING LAW; APPOINTMENT OF AN AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE SECURED PARTIES WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS THE DESIGNEE, APPOINTEE AND PROCESS AGENT OF THE COMPANY, TO RECEIVE, FOR AND ON BEHALF OF THE COMPANY, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE DEEMED COMPLETED TEN DAYS AFTER DELIVERY THEREOF TO SAID PROCESS AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH PROCESS AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE COMPANY AT ITS ADDRESS SET FORTH IN THE COMPANY CREDIT AGREEMENT, BUT THE FAILURE OF THE COMPANY TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM

NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          9.8 THE COMPANY'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Company shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or with respect to any Collateral.

          9.9 COLLATERAL AGENT. The appointment of the Collateral Agent as Collateral Agent hereunder pursuant to the Intercreditor Agreement has been ratified and confirmed by the Lenders in the Credit Agreements, and the Collateral Agent shall be entitled to the benefits of the Credit Agreements.
The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral) solely in accordance with this Agreement and the Credit Agreements. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreements. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

          9.10 TERMINATION; RELEASE. Upon the earlier of (i) full payment and performance of all of the Obligations (other than indemnities which by their terms survive the repayment of the Loans and the Subsidiary Loans) and irrevocable termination of the commitments of the Lenders under the Credit Agreements, and (ii) the indefeasible payment in full of the Company/ESOP Notes, this Agreement shall terminate. Upon the termination of this Agreement, the Collateral Agent, at the request and expense of the Company, will promptly execute and deliver to the Company the proper instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of this Agreement and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; PROVIDED, HOWEVER, that the Collateral Agent may release Collateral from the lien and security interest of this Agreement in accordance with the provisions of the Credit Agreements.

          9.11 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER.

          9.12 AMENDMENT AND RESTATEMENT. This Agreement constitutes an amendment and restatement of the 1992 Pledge and Security Agreement (ESOP Collateral) amended hereby (the "Original Instrument"), and such Original Instrument shall continue in effect on and after the date hereof as so amended and restated. The parties do not intend that this Agreement constitute a novation, termination, release or satisfaction of the Original Instrument, or constitute payment or satisfaction of any indebtedness or other obligation secured by the Original Instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                        CHARTER MEDICAL CORPORATION



                                        By:  __________________________
                                             Name:  James R. Bedenbaugh
                                             Title: Treasurer



                                        BANKERS TRUST COMPANY,
                                          as Collateral Agent



                                        By:  ___________________________
                                             Name:  Mary Kay Oyle
                                             Title:  Vice President

                                   SCHEDULE I
                                   ----------
                              AMENDED AND RESTATED
                      COMPANY PLEDGE AND SECURITY AGREEMENT

                            Description of ESOP Notes


COMPANY/ESOP NOTES shall mean, collectively, the Company/ESOP Mirror Note and the Company/ESOP Non-Mirror Note.

COMPANY/ESOP MIRROR NOTE shall mean the promissory note, dated September 1, 1988, as amended by a First Amendment thereto, dated July 21, 1992, and a second Amendment dated the date hereof evidencing the Company/ESOP Mirror Loan, as it may be amended from time to time to conform to the requirements of changes in ERISA, the Code or the rules and regulations promulgated under either thereof, or as amended in accordance with the Credit Agreement.

COMPANY/ESOP NON-MIRROR NOTE shall mean the promissory note, originally dated February 15, 1990, as amended by a First Amendment dated July 21, 1992, as restated by the Second Amended and Restated Non-Recourse Company/ESOP Non-Mirror Tranche B Note dated September 22, 1992, and a Second Amendment dated the date hereof evidencing the Company/ESOP Non-Mirror Loan, as it may be amended from time to time to conform to the requirements of changes in ERISA, the Code or the rules and regulations promulgated under either thereof, or as amended in accordance with the Credit Agreement.